As filed with the Securities and Exchange Commission on May 1, 2013
Registration No. 333-173785

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 POST EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

W. R. GRACE & CO.
(Exact name of Registrant as specified in its charter)

Delaware	65-0773649
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

7500 Grace Drive
Columbia, Maryland 21044
(Address of Principal Executive Offices, including Zip Code)

W. R. Grace & Co. Amended and Restated
2011 Stock Incentive Plan
(Full title of the plan)

Mark A. Shelnitz
W. R. Grace & Co.
7500 Grace Drive
Columbia, Maryland 21044
(410) 531-4000
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock $0.01 par value per share(3)	800,000 shares	$76.53	$61,224,000	$8,400

(1)
This Registration Statement covers 800,000 additional shares of Common Stock, par value $0.01 per share, of W. R. Grace & Co. (the “Registrant”) available for issuance pursuant to awards under the Amended and Restated 2011 Incentive Stock Plan (the “Plan”). This Registration Statement also covers an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance under the Plan as a result of any future stock split, stock dividend or similar adjustment pursuant to Rule 416(a) under the Securities Act. Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities for the Plan. A Registration Statement on Form S-8 has been filed previously on April 28, 2011 (File No. 333-173785) covering 2,100,000 shares of Common Stock that are reserved for issuance pursuant to awards under the Plan.

(2)
Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) and 457(h) of the Securities Act of 1933, as amended. The proposed maximum offering price per share is based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange, Inc. on April 29, 2013.

(3)
Includes, as to each share of Common Stock, a right, not currently exercisable or separately tradable, to purchase additional securities pursuant to the Registrant's Amended and Restated Rights Agreement.

EXPLANATORY NOTE

Incorporation by Reference. This Registration Statement is filed pursuant to General Instruction E to Form S-8. The contents of the Registration Statement on Form S-8 (File No. 333-173785) are incorporated herein by reference and made a part hereof.

Registration of Additional Shares of Common Stock Under the Plan. This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-173785) (the “Registration Statement”) is filed by W. R. Grace & Co., a Delaware corporation (the “Registrant”) to register an additional 800,000 shares of common stock, par value $0.01 per share, of W. R. Grace & Co., which may be awarded under the 2011 Stock Incentive Plan pursuant to an amendment and restatement of such plan authorized by the U.S. Bankruptcy Court for the District of Delaware on April 16, 2013 and adopted by the Board of Directors and Compensation Committee of the Registrant on May 1, 2013.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                     Incorporation of Documents by Reference

The contents of the Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on April 28, 2011 (File No. 333-173785) by the Registrant are incorporated herein by reference. In addition, the following new documents filed with the Commission by the Corporation are incorporated herein by reference:

1.	The Registrant's Annual Report on Form 10-K for the latest fiscal year for which such a report has been filed.

2.
All other reports filed by the Registrant with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") since the end of the latest fiscal year for which an Annual Report on Form 10-K has been filed.

3.
The description of the Registrant's Common Stock included under the caption "Description of New Grace Capital Stock" in the Registrant's Information Statement, dated February 13, 1998, included in a Registration Statement on Form 10 filed March 13, 1998 as amended by Amendment No. 1 to Form 10 filed March 25, 2008.

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.                                     Interests of Named Experts and Counsel

The validity of the Common Stock offered hereby will be opined upon by Mark A. Shelnitz, Esq. Mr. Shelnitz is Vice President, General Counsel and Secretary of the Registrant, owns shares of the Registrant's Common Stock, and holds options to purchase shares of the Registrant's Common Stock under one or more of the Registrant's stock incentive plans. As an executive officer of the Registrant, Mr. Shelnitz is eligible to be granted securities pursuant to the W. R. Grace & Co. Amended and Restated 2011 Stock Incentive Plan.

Item 8.                                     Exhibits.

The following exhibits have been filed with this Registration Statement:

Exhibit Number	Description	Location

4.1	Restated Certificate of Incorporation of W. R. Grace & Co.	Exhibit 3.1 to Form 8-K (filed 4/8/98) SEC File No.: 001-13953

4.2	Amended and Restated By-laws of W. R. Grace & Co.	Exhibit 3.1 to Form 8-K (filed 2/27/09) SEC File No.: 001-13953

4.3	Amended and Restated Rights Agreement dated as of March 25, 2008 between W. R. Grace & Co. and Mellon Investor Services LLC, as Rights Agent	Exhibit 4.1 to Form 10/A (filed 3/25/08) SEC File No.: 001-13953

4.4	Order of Delaware Bankruptcy Court limiting certain transfers of Grace equity securities	Exhibit 4.2 to Form 10-K (filed 3/02/09) SEC File No.: 001-13953

4.5	Amended and Restated 2011 Stock Incentive Plan	Exhibit 10.1 to Form 8-K (filed 5/01/13) SEC File No.: 001-13953

4.6	Form of Stock Option Award	Exhibit 10.1 to Form 8-K (filed 4/13/11) SEC File No.: 001-13953

5.1	Opinion of Mark A. Shelnitz, Esq.	Filed herewith

23.1	Consent of Mark A. Shelnitz, Esq. (included in Exhibit 5.1)	Filed herewith

23.2	Consent of PricewaterhouseCoopers LLP	Filed herewith

24.1	Powers of Attorney	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, Maryland.

W. R. GRACE & CO.

	By:	/s/ ALFRED E. FESTA
Alfred E. Festa
Date: May 1, 2013		Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933 as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on May 1, 2013.

Signature		Title
J. F. Akers*	}
H. F. Baldwin*	}
R. C. Cambre*	}
M. A. Fox*	}	Directors
J. K. Henry*	}
J. N. Quinn*	}
C. J. Steffen*	}
M. E. Tomkins*	}

/s/ ALFRED E. FESTA		President, Chairman, Chief Executive Officer and Director
Alfred E. Festa		(Principal Executive Officer)

/s/ HUDSON LA FORCE III		Senior Vice President and Chief Financial Officer
Hudson La Force III		(Principal Financial Officer)

/s/ WILLIAM C. DOCKMAN		Vice President and Controller
William C. Dockman		(Principal Accounting Officer)

*     By signing his name hereto, Mark A. Shelnitz is signing this Registration Statement on behalf of each of the persons indicated above pursuant to powers of attorney duly executed by such persons and filed with the Securities and Exchange Commission.

By:	/s/ MARK A. SHELNITZ
Mark A. Shelnitz
Attorney-in-Fact

Exhibit Index

Exhibit Number	Description	Location

4.1	Restated Certificate of Incorporation of W. R. Grace & Co.	Exhibit 3.1 to Form 8-K (filed 4/8/98) SEC File No.: 001-13953

4.2	Amended and Restated By-laws of W. R. Grace & Co.	Exhibit 3.1 to Form 8-K (filed 2/27/09) SEC File No.: 001-13953

4.3	Amended and Restated Rights Agreement dated as of March 25, 2008 between W. R. Grace & Co. and Mellon Investor Services LLC, as Rights Agent	Exhibit 4.1 to Form 10/A (filed 3/25/08) SEC File No.: 001-13953

4.4	Order of Delaware Bankruptcy Court limiting certain transfers of Grace equity securities	Exhibit 4.2 to Form 10-K (filed 3/02/09) SEC File No.: 001-13953

4.5	Amended and Restated 2011 Stock Incentive Plan	Exhibit 10.1 to Form 8-K (filed 5/01/13) SEC File No.: 001-13953

4.6	Form of Stock Option Award	Exhibit 10.1 to Form 8-K (filed 4/13/11) SEC File No.: 001-13953

5.1	Opinion of Mark A. Shelnitz, Esq.	Filed herewith

23.1	Consent of Mark A. Shelnitz, Esq. (included in Exhibit 5.1)	Filed herewith

23.2	Consent of PricewaterhouseCoopers LLP	Filed herewith

24.1	Powers of Attorney	Filed herewith